Exhibit 99.1
United States Gasoline Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2009

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$330,494
Unrealized Gain (Loss) on Market Value of Futures	1,142,749
Interest Income	6,089
ETF Transaction Fees	4,000
Total Income (Loss)	$1,483,332

Expenses
Investment Advisory Fee	$13,986
Brokerage Commissions	5,353
NYMEX License Fee	572
Non-interested Directors' Fees and Expenses	146
Other Expenses	11,480
Total Expenses	31,537
Expense Waiver	(7,983)
Net Expenses	$23,554
Net Gain (Loss)	$1,459,778

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/09	$25,839,027
Additions (500,000 Units)	10,377,657
Net Gain (Loss)	1,459,778

Net Asset Value End of Period	$37,676,462
Net Asset Value Per Unit (1,600,000 Units)	$23.55

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2009 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502